Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 6-K of our report dated May 11, 2021 included in the Form 6-K filed on August 13, 2021 (Exhibit No. 99.2), which includes an explanatory paragraph as to the Company’s ability to continue as going concern, relating to the financial statements of the Company as of December 31, 2020 and 2019 and for each of the years in the two period ended December 31, 2020.

/s/ Friedman LLP

East Hanover, New Jersey

January 11, 2022